EXHIBIT 22(C)(III)

                    [LOGO OF BRIDGES INVESTMENT FUND, INC.]




                            NEW ACCOUNT APPLICATION
                 Please do not use this form for IRA accounts.

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Mail to: Bridges Investment Fund, Inc.                           Overnight Express Mail to: Bridges Investment Fund, Inc.
         c/o U.S. Bancorp Fund Services, LLC                                                c/o U.S. Bancorp Fund Services, LLC
         PO Box 701                                                                         615 E. Michigan St.  FL 3
         Milwaukee, WI  53201-0701                                                          Milwaukee, WI  53202-5207

                               For additional information, please call toll-free 1-866-934-4700.

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In compliance with the USA PATRIOT Act, all financial  institutions  (including mutual funds) are required to obtain, verify, and record the following  information for all registered owners or others who may be authorized to act on an account: FULL NAME, DATE
OF BIRTH,  SOCIAL SECURITY NUMBER, AND PERMANENT STREET ADDRESS.  CORPORATE,  TRUST, AND OTHER ENTITY ACCOUNTS REQUIRE ADDITIONAL
DOCUMENTATION.  This  information  will be used to verify your true  identity.  We will return  your  application  if any of this information is missing, and we may request additional  information from you for verification  purposes. In the rare event that we are unable to verify your identity, the Fund reserves the right to redeem your account at the current day's net asset value.
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1.       INVESTOR INFORMATION - SELECT ONE

Individual        ____________________________        _____    _________________________________________   __________________
                  FIRST NAME                          M.I.     LAST NAME                                   DOB (Mo / Dy / Yr)

                  ____________________________                _________________________________________    __________________
                  SOCIAL SECURITY NUMBER                      DRIVER'S LICENSE OR STATE I.D. NUMBER        STATE OF ISSUE

Joint Owner       ____________________________        _____    _________________________________________   __________________
                  FIRST NAME                          M.I.     LAST NAME                                   DOB (Mo / Dy / Yr)

                  _____________________________               __________________________________________
                  SOCIAL SECURITY NUMBER                      DRIVER'S LICENSE OR STATE I.D. NUMBER           STATE OF ISSUE

                  Registration will be Joint Tenancy with Rights of Survivorship (JTWROS) unless otherwise specified.

Gift to Minor     ____________________________        _____    _________________________________________   __________________
                  CUSTODIAN'S FIRST NAME              M.I.     LAST NAME                                   DOB (Mo / Dy / Yr)
                  (ONLY ONE PERMITTED)

                  ___________________________________         __________________________________________   __________________
                  CUSTODIAN'S SOCIAL SECURITY NUMBER          DRIVER'S LICENSE OR STATE I.D. NUMBER        STATE OF ISSUE

                  ____________________________        _____    _________________________________________   __________________
                  MINOR'S FIRST NAME                  M.I.     LAST NAME                                   DOB (Mo / Dy / Yr)
                  (ONLY ONE PERMITTED)

                  ___________________________________         _______________________________
                  MINOR'S SOCIAL SECURITY NUMBER              MINOR'S STATE OF RESIDENCE

Corporation/      __________________________________________________________________________________________________________
Trust*            NAME OF TRUST/CORPORATION/PARTNERSHIP AND STATE OF ORGANIZATION

Partnership*      __________________________________________________________________________________________________________
                  NAME(S) OF TRUSTEE(S)

Other Entity*     _____________________________________________          ___________________________________________________
                  SOCIAL SECURITY NUMBER  / TAX ID  NUMBER               DATE OF AGREEMENT (Mo / Dy / Yr)
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*     You  must  supply   documentation   to  substantiate   existence  of  your
      organization  (i.e.  Articles of Incorporation / Formation / Organization,
      Trust Agreements, Partnership Agreement, or other official documents.)

      REMEMBER  TO INCLUDE A SEPARATE  SHEET  DETAILING  THE FULL NAME,  DATE OF
      BIRTH, SOCIAL SECURITY NUMBER, AND PERMANENT STREET ADDRESS FOR ALL AUTHORIZED INDIVIDUALS.

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2.    PERMANENT STREET ADDRESS (PO Box is not acceptable)            Mailing Address (if different from Permanent):
      (Residential Address or Principal Place of Business)           If completed, this address will be used as the Address of
                                                                     Record for all statements, checks, and required mailings.
      __________________________________________  ____________
      STREET                                      APT / SUITE

      ____________________________   _____     __________            __________________________________________  ____________
      CITY                           STATE     ZIP CODE              STREET                                      APT / SUITE

      _______________________     ______________________             ____________________________   _____     __________
      DAYTIME PHONE NUMBER        EVENING PHONE NUMBER               CITY                           STATE     ZIP CODE

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      Duplicate Statement #1                                         Duplicate Statement #2
      Complete only if you wish someone other than the account       Complete only if you wish someone other than the account
      owner(s) to receive duplicate statements.                      owner(s) to receive duplicate statements.

      __________________________________________  ____________       __________________________________________  ____________
      STREET                                      APT / SUITE        STREET                                      APT / SUITE

      ____________________________   _____     __________            ____________________________   _____     __________
      CITY                           STATE     ZIP CODE              CITY                           STATE     ZIP CODE

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3.    INVESTMENT AND               By check: Make check payable to The Bridges Investment Fund, Inc. $ ________________
      DISTRIBUTION OPTIONS
                                   ($1000 Minimum)
                                   By wire: Call 1-866-934-4700.  Indicate amount of wire:  $ __________________

                                   Reinvest all Dividend and Capital Gain Distributions
                                   Reinvest all Dividend Distributions and Send Capital Gain Distributions in Cash
                                   Send Dividend and Capital Gain Distributions in Cash
                                 If nothing is selected, distributions will be reinvested.
                                 Cash distributions will be sent to the Address of Record given in Section 2 unless otherwise indicated.

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4.    AUTOMATIC INVESTMENT PLAN          If you choose this option, funds will be automatically transferred from your bank account monthly.  Please attach a voided check to Section 5 of this application.  We
      Your signed application              are unable to debit mutual fund or pass-through ("for further credit") accounts.
      must be received at least
      15 business days prior to          PLEASE KEEP IN MIND THAT:
      initial transaction.               o  There is a $25 fee if the automatic purchase cannot be made (assessed by redeeming shares from your account).
                                         o  Participation in the plan will be terminated upon redemption of all shares.

       Amount per Draw ($100 Minimum)                     AIP Start Month                             AIP Start Day
      $_______________________________           ________________________________           _________________________________

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5.    VOIDED CHECK FOR
      BANK INFORMATION

      If you have selected an
      automatic investment plan,
      please attach a voided check in
      this space.  We are unable to                          PLEASE ATTACH
      debit or credit mutual fund or                          VOIDED CHECK
      pass-through accounts.                                      HERE

      Please contact your financial
      institution to determine if it
      participates in the Automated
      Clearing House system (ACH).
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6.    SIGNATURE AND           I have received and understand the prospectus for The Bridges Investment Fund, Inc. (the "Fund").
      CERTIFICATION           I understand the Fund's investment objectives and policies and agree to be bound by the terms of
      REQUIRED BY THE         the prospectus.  I acknowledge and consent to the householding (i.e. consolidation of mailings) of
      INTERNAL REVENUE        regulatory documents such as prospectuses, shareholder reports, proxies, and other similar
      SERVICE                 documents.  I may contact the Fund to revoke my consent.  I agree to notify the Fund of any errors or discrepancies within 45 days after the date of the statement confirming a transaction.  The statement will be deemed to be correct, and the Fund and its transfer agent shall not be liable if
                              I fail to notify the Fund within such time period.  I certify that I am of legal age and have legal capacity to make this purchase.

                              The Fund, its transfer agent, and any officers, directors, employees, or agents of these entities
                              (collectively " Bridges Investment Fund, Inc.") will not be responsible for banking system delays beyond their control.  By completing sections 4 or 5, I authorize my bank to honor all entries to my bank account initiated through U.S. Bank, NA, on behalf of the applicable Fund.  The Bridges
                              Investment Fund, Inc. Fund will not be liable for acting upon instruction believed to be genuine and in accordance with the procedures described in the prospectus or the rules of the Automated
                              Clearing House.  When AIP transactions are presented, sufficient collected funds must be in my account to pay them.  I agree that my bank's treatment and rights to respect each entry shall be the same as if it were signed by me personally.  I agree that if any such entries are dishonored with good or sufficient cause, my bank shall be under no liability whatsoever.  I further agree that any such authorization, unless previously terminated by my bank in writing, is to remain in effect until the Fund's transfer agent receives and has had reasonable amount of time to act upon a written notice of revocation.

                              I authorize the Fund to perform a credit check based on the information provided, if necessary.

                              UNDER PENALTY OF PERJURY, I CERTIFY THAT (1) THE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION
                              NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND (2) I AM NOT SUBJECT
                              TO BACKUP WITHHOLDING EITHER AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE
                              IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING.  (3) I AM A U.S. PERSON
                              (INCLUDING A U.S. RESIDENT ALIEN).

                              THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
                              CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

                              ___________________________________________________________         ________________________
                              SIGNATURE OF OWNER*                                                 DATE (Mo / Dy / Yr)

                              ___________________________________________________________         ________________________
                              SIGNATURE OF OWNER*                                                 DATE (Mo / Dy / Yr)

                              *If shares are to be registered in (1) joint names, both persons must sign, (2) a custodian for a minor, the custodian should sign, (3) a trust, the trustee(s) should sign, or (4) a corporation or other entity, an officer should sign and print name and title on the space provided for the Joint
                              Owner.

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7.    DEALER
      INFORMATION      _________________________________________________   ______________________________________________________
                       DEALER NAME                                         REPRESENTATIVE'S LAST NAME        FIRST NAME        MI

      Please be sure
      to complete      DEALER HEAD OFFICE INFORMATION:                     REPRESENTATIVE'S BRANCH OFFICE INFORMATION:
      representative's
      first name and   _________________________________________________   ______________________________________________________
      middle initial.  ADDRESS                                             ADDRESS

                       _________________________________________________   ______________________________________________________
                       CITY / STATE / ZIP                                  CITY / STATE / ZIP

                       _________________________________________________   ______________________________________________________
                       TELEPHONE NUMBER                                    TELEPHONE NUMBER


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    BEFORE YOU MAIL, HAVE YOU:

      COMPLETED ALL USA PATRIOT ACT REQUIRED INFORMATION?    ENCLOSED YOUR CHECK MADE PAYABLE TO THE BRIDGES INVESTMENT FUND, INC.?
      -  SOCIAL SECURITY OR TAX ID NUMBER IN SECTION 1?      INCLUDED A VOIDED CHECK, IF APPLICABLE?
      -  BIRTH DATE IN SECTION 1?                            SIGNED YOUR APPLICATION IN SECTION 6?
      -  FULL NAME IN SECTION 1?                             ENCLOSED ADDITIONAL DOCUMENTATION, IF APPLICABLE?
      -  PERMANENT STREET ADDRESS IN SECTION 2?
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